EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post Effective Amendment No.1 on Form S-1 to the Registration Statement on Form S-3 of our report dated March 28, 2005, except for Note 11, as to which the date is July 5, 2005, relating to the financial statements and financial statement schedule of Curon Medical, Inc, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 29, 2005